                                                                    EXHIBIT 23.2


                       MILLER AND LENTS, LTD.      MARTIN G. MILLER (1948-1980)
                                                   MAX R. LENTS
                                                   KENNETH B. FORD
                      OIL AND GAS CONSULTANTS      WALTER CROW
                                                   IRWIN L. LEVY
                        TWENTY-SEVENTH FLOOR       R.G. VON TUNGELN
                                                   JAMES E. WERNER
                           1100 LOUISIANA          WILLIAM F. NELSON
                                                   K.R. CHEATHAM
                                                   JAMES C. PEARSON
                     HOUSTON, TEXAS 77002-5216     J. ED SMITH
                                                   S.J. STIEBER
                       TELEPHONE 713 651-9455      T. LESLIE REEVES
                                                   R.W. FRAZIER
                        TELEFAX 713 654-9914       LARRY M. GRING
                                                   J.L. POWELL
                          CABLE "MILLENT"          WILLIAM P. KOZA
                                                   ROBERT W. RASOR
                                                   WILLIAM K. KIBLER
                                                   KELLY P. VARNEY
                                                   CHARLES G. GUFFEY
                                                   KAREN F. LOVING
                                                   JAMES A. COLE
                                                   CHRISTOPHER A. BUTTA
                                                   GREGORY W. ARMES

                                 March 15, 1994



Cabot Oil & Gas Corporation
15375 Memorial Drive
Houston, Texas  77079

                               Re:      Securities and Exchange Commission
                                        Form 10-K of Cabot Oil & Gas Corporation
Gentlemen:

         The firm of Miller and Lents, Ltd. consents to the use of its name and to the use of its report dated February 11, 1994 regarding the Cabot Oil & Gas Corporation Proved Reserves and Future Net Revenues as of January 1, 1994, which report is to be included by reference in Form 10-K to be filed by Cabot Oil & Gas Corporation with the Securities and Exchange Commission.

         Miller and Lents, Ltd. has no interests in Cabot Oil & Gas Corporation, or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report and has no director, officer, or employee employed or otherwise connected with Cabot Oil & Gas Corporation. We are not employed by Cabot Oil & Gas Corporation on a contingent basis.

                                              Yours very truly,

                                              MILLER AND LENTS, LTD.



                                              By /s/ WALTER CROW
                                                 Walter Crow
                                                 President
WC/cw